FOR IMMEDIATE RELEASE

February 8, 2022

Airgain® Announces CFO Transition Plan and Reaffirms and Narrows 4Q 2021 Revenue Range Guidance that exceeds previous Midpoint

CFO David Lyle to provide Consulting Services After March 1 Departure.

SAN DIEGO, California – February 8, 2022 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced wireless connectivity technologies and systems, today announced that Chief Financial Officer (CFO) David Lyle will be leaving the Company on March 1, 2022. Mr. Lyle will provide consulting services beyond March 1, 2022, until the Company’s 10-K is filed.

“Over the last two years, Dave has played a critical role as a part of our executive leadership team,” said Airgain President and CEO, Jacob Suen. “His expertise was vital in our successful pivot from an embedded antenna technology company focused on the consumer market to a wireless integrated systems company focused on larger and faster growing enterprise and automotive markets. Dave’s tireless efforts, both internally and externally, have been outstanding and are greatly appreciated. He has built a highly competent and resilient finance and accounting team that will support our Company’s future growth. On a personal level, I will miss working with Dave, who has been a great CFO and a close business advisor. On behalf of Airgain’s employees and the Board of Directors, I wish Dave great success in his new endeavor.”

“I have made the very difficult decision to leave Airgain to pursue another opportunity with a company in the healthcare industry,” said Mr. Lyle. “I am proud to have been a member of a leadership team that successfully transformed and repositioned Airgain for strong growth across increasingly lucrative and scalable end-markets. I believe Airgain’s best days are ahead, and I appreciate the consideration of the board and leadership team as I pursue my next opportunity.”

“Dave will continue to support us in the transition process as we recruit a new CFO to build upon the solid foundation that Dave has established,” added Mr. Suen. “We are also grateful that Dave will continue to assist Airgain as a consultant beyond March 1 until the 10-K filing is complete.”

The Company is reaffirming and narrowing its revenue guidance for the fourth quarter 2021 ended December 31, 2021 to between $14.0 million to $14.2 million, which is above the previous mid-point of guidance of $14 million issued on November 9, 2021.

“We achieved our revenue goal in the fourth quarter of 2021, and we are pleased to see solid bookings already in the first quarter of 2022,” said Suen.

About Airgain, Inc.

Airgain is a leading provider of advanced wireless connectivity technologies and systems used to enable high performance networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Airgain’s mission is to connect the world through optimized integrated wireless solutions. Combining design-led thinking with testing and development, Airgain’s technologies are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet tracking, in-vehicle networking, and asset tracking devices. Through its pedigree in the design, integration, and testing of high-performance wireless modules and antenna technology, Airgain has become a leading provider of integrated communications products that solve critical connectivity needs. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are trademarks or registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding: the search for and transition to a new CFO and Mr. Lyle’s consulting services assisting in such transition; our fourth quarter 2021 revenue guidance; and demand for our products and prospects for future growth across our markets. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: risks associated with timely and successfully completing an executive CFO search; risks and uncertainties related to management and key personnel changes; risks related to changes in estimated financial amounts based on the completion of financial closing procedures and the audit of the 2021 financial statements; the market for our products is developing and may not develop as we expect; risks associated with the performance of our products, including bundled solutions with third-party products; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customer's ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; our products are subject to intense competition, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; the COVID-19 pandemic may continue to disrupt and otherwise adversely affect our operations and those of our suppliers, partners, distributors and ultimate end customers; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission, including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Airgain Investor Contact

Matt Glover
Gateway Group, Inc.
+1 949 574 3860
AIRG@gatewayir.com

Airgain Media Contact

Brian Critchfield

VP, Global Marketing

bcritchfield@airgain.com

(760) 579-0200 x5412